Exhibit 99.1

AMENDMENT TO CHANGE OF CONTROL AGREEMENT

This Amendment relates to the Change of Control Agreement dated as of September 30, 2013 (the “Agreement”) between Rockwell Automation, Inc. (the “Company”) and Blake D. Moret (the “Executive”).

The Company and the Executive agree that the Agreement is hereby amended as follows:

1. Section 6(a)(i)C is amended to change the multiplier from two to three to read as follows:

C. subject to Section 6(e) of this Agreement, the amount equal to the product of (1) three and (2) the sum of (x) the Executive’s Annual Base Salary and (y) the Executive’s target Annual Bonus payable under the Company’s annual incentive plan in effect with respect to the fiscal year in which the Date of Termination occurs.

2. Section 6(a)(ii) is amended to change all references to the period after the Executive’s Date of Termination from two years to three years.

3. In all other respects, the Agreement is hereby reconfirmed and shall remain in full force and effect.

This Amendment has been duly executed by the Company and the Executive as of the 1st day of July, 2016.

ROCKWELL AUTOMATION, INC.

By:
Douglas M. Hagerman
Senior Vice President, General Counsel and Secretary

Executive

Blake D. Moret